SECURITIES AND EXCHANGE COMMISSION
Washington D.C.
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 15, 2007

Date of Report (Date of earliest event reported)
COMMUNICATION INTELLIGENCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19301                                                                                      84-2790442
   --------------------------------                                                      ----------------------------
(Commission file number)                                                       (IRS employer identification number)

275 Shoreline Drive, Suite 500, Redwood Shores, CA 94065

(Address of principal executive offices)
(650) 802-7888

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01. Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant; Item 3.02 Unregistered Sales of Equity Securities.

On March 15, 2007, Communication Intelligence Corporation (the “Company”) executed an amendment (the “Amendment”) to the previously announced Note and Warrant Purchase Agreement dated as of February 5, 2007 (the “Agreement”). The Amendment increases the amount of funds the Company may borrow, under the terms of the Agreement, from six hundred thousand dollars ($600,000) to one million dollars ($1,000,000) and increases the maximum number of warrants that may be issued from three million one hundred eleven thousand (3,111,000) to five million one hundred and eighty-five thousand (5,185,000). All other terms of the Agreement remain in full force and effect. The Company expects to use the proceeds for additional working capital, as needed.

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Item 7.01. Regulation FD Disclosure.

On March 19, 2007, the Company issued a press release relating to the amendment of a credit facility. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1	Amendment to the Note and Warrant Purchase Agreement and Registration Rights Agreement dated February 5, 2007 among Communication Intelligence Corporation and the Purchaser.
Exhibit 99.2	Press Release announcing Amendment to Credit Facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2007	Communication Intelligence Corporation

	By:	/s/ Frank Dane
Frank Dane
Chief Financial and Legal Officer

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Exhibit Index
Exhibit	Description

Exhibit 99.1	Amendment to the Note and Warrant Purchase Agreement and Registration Rights Agreement dated February 5, 2007 among Communication Intelligence Corporation and the Purchaser.

Exhibit 99.2	Press Release announcing Amendment to Credit Facility

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